Exhibit 10.13

FORM OF STOCK OPTION AGREEMENT FOR

INCENTIVE STOCK OPTION

BETWEEN

SOVEREIGN BANCORP, INC.

AND

(the Optionee)

Date of Grant:	__________________

Number of Shares:	__________________

Purchase Price	$__________________

Option Expires:	__________________

INCENTIVE STOCK OPTION AGREEMENT

Number of shares subject to option:                                 shares.

     This Agreement dated                                         , between Sovereign Bancorp, Inc. (the “Corporation”) and                      (the “Optionee”),

WITNESSETH:

     1. Grant of Option.

     Pursuant to the provisions of the Sovereign Bancorp, Inc. 1986 Stock Option Plan (the “Plan”), the Corporation hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation for cash, or for Common Stock of the Corporation subject to the approval of the Committee, all or any part of an aggregate of ___shares of Common Stock (without par value) of the Corporation at the purchase price of $                      per share, such option to be exercised as hereinafter provided.

     2. Terms and Conditions.

         It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

         (a) Expiration Date. Subject to the provisions of Paragraph 2(d), the option granted hereby shall expire on                                          [not more than 10 years from the date of grant, except for option granted to 10% shareholder, which shall be limited to 5 years].

         (b) Exercise of Option. No part of this option may be exercised until the Optionee has remained in the employ of the Corporation or a Subsidiary for a period of ___years after the date hereof.

               This option may be exercised, to the extent exercisable by its terms, in whole or from time to time in part at any time prior to the expiration hereof. Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised.

     (c) Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares as to which this option shall be exercised shall be paid in cash (or, subject to the conditions and limitations described in Section 7(c) of the Plan, by delivering shares of Common Stock of the Corporation or by delivering a combination of such shares and cash equal to the purchase price set forth in Paragraph 1 hereof) to the Corporation.

     (d) Exercise Upon Death or Termination of Employment.

           (1) In the event of the death of the Optionee while an employee of the Corporation or of a Subsidiary, this option may be exercised, to the extent that the Optionee was entitled to do so at the date of termination of employment, by the person or persons to whom the Optionee’s rights under this option pass by will or applicable law, or if no such person has such right by his or her executors or administrators, at any time, or from time to time, but in no event later than the expiration date specified in Paragraph 2(a) or three months after the Optionee’s death, whichever is earlier.

           (2) If the Optionee’s employment with the Corporation or a Subsidiary terminates because of total and permanent disability, then the Optionee may exercise this option at any time, or from time to time, but in no event later than the expiration date specified in Paragraph 2(a) or three months after the date of termination, whichever is earlier.

           (3) If the Optionee’s employment with the Corporation or a Subsidiary terminates because of retirement after attaining age 65 or retirement at an earlier age with the consent of the Board of Directors, then the Optionee may exercise this option at any time, or from time to time, but in no event later than the expiration date specified in Paragraph 2(a) or three months after the date of termination, whichever is earlier.

           (4) If the Optionee’s employment with the Corporation or a Subsidiary is voluntarily terminated by the Optionee, except for retirement after attaining age 65 or retirement at an earlier age with the consent of the Board of Directors, then the option will expire on the date of termination of employment.

           (5) If the Optionee’s employment with the Corporation or a Subsidiary is terminated by the Corporation or Subsidiary, then the Optionee may exercise this option at any time, or from time to time, but in no event later than the expiration date specified in Paragraph 2(a) or three months after the date of termination, whichever is earlier.

          (e) Nontransferability. This option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by the Optionee.

          (f) Adjustments. In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, recapitalization, reclassification, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change. If any other change in the number or kind of the outstanding shares of stock of the Corporation occurs, an adjustment may be made to the number and kind of shares subject to this option and their purchase price per share in such manner as a majority of the disinterested members of the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionee hereunder. Any adjustment so made shall be final and binding upon the Optionee.

          (g) No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance to him or her of a certificate or certificates for such shares.

          (h) No Right To Continued Employment. This option shall not confer upon the Optionee any right with respect to continuance of employment by the Corporation or any Subsidiary, nor shall it interfere in any way with the right of his or her employer to terminate his or her employment at any time.

          (i) Compliance with Law and Regulations. This option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

     3. Investment Representation.

         The Committee appointed pursuant to Section 2 of the Plan may require the Optionee to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which the Optionee represents that the shares acquired by him or her upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

     4. Optionee Bound by Plan.

         The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, which, to the extent relevant, are incorporated herein by reference.

     5. Notices.

         Any notice hereunder to the Corporation shall be addressed to it at its office, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610; Attention: Corporate Secretary, and any notice hereunder to Optionee shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

     IN WITNESS WHEREOF, Sovereign Bancorp, Inc., has caused this Agreement to be executed by a duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first above written.

SOVEREIGN BANCORP, INC.

By

(Signature)

(Print Name)

(Print Title)

OPTIONEE

(Signature)

(Print Name)

(Print Address)